Longueuil, February 27, 2004

DRILLING RESULTS FROM THE CAMP CAIMAN GOLD PROJECT

- Extensions of known Scout and CC-88 mineralized zones
- 3 g Au/t over 30.5 meters in the CC-88 Zone
- 2.6 g Au/t over 16.7 meters in the Scout Zone
- Mining concession application

Cambior is pleased to announce the results from the drilling program completed during the fourth quarter of 2003 on the Camp Caiman gold project located in northeast French Guiana, 45 km southeast of the capital city, Cayenne. The objective of the program was to investigate extensions of known lenses in the Scout and CC-88 zones, as well as the less explored CC-08 Zone, located between the two known zones. Some definition drilling on the mineral resources was also completed to better define the inferred resources and upgrade them to the indicated category.

2003 Drilling Program

The drilling program during the fourth quarter included 141 drill holes totalling 8,400 meters. During 2003, three diamond drills and one reverse circulation (RC) drill worked to complete 362 drill holes totalling 26,000 meters at Camp Caiman. The objectives were principally to extend the known mineralized lenses and identify new mineralized lenses. A total of 21,473 samples were sent to Filab in Cayenne. All results are now available. The Company also did geotechnical work and condemnation drilling in preparation for the Feasibility Study.

Significant Results

The most significant results obtained by the drilling campaign during the fourth quarter included 3.0 g Au/t over 30.5 meters in the CC-88 Zone and 2.6 g Au/t over 16.7 meters in the Scout Zone. The following table presents the most significant results and the full results are attached to this press release.

HOLE	FROM	TO	LENGTH[1]	Au	ZONE	REMARKS
NUMBER	(m)	(m)	(m)	(g/t)
SS-585	1.5	32.0	30.5	3.0	CC-88	Extension of known lenses
SS-591	1.5	7.6	6.1	3.0	CC-88	Extension of known lenses
SS-608	3.0	9.1	6.1	2.6	CC-08	New lens
SS-610	25.9	41.1	15.2	1.3	CC-08	New lens
SS-648	35.1	38.1	3.0	5.1	Scout	New lens
SS-665	47.2	50.3	3.1	8.3	Scout	New lens
SS-667	16.8	33.5	16.7	2.6	Scout	Extension of known lenses

1 All lengths are reported as core lengths as the true thickness of the new lenses is uncertain at this time. Nevertheless, all drilling was generally done perpendicular to the presumed direction of the mineralized lenses.

A deep definition drilling program on the CC-88 Zone is planned for the beginning of 2004. A large number of shallow RC holes tested unexplored and presumed waste zones within the preliminary pit designs. Consequently, all new intersected mineralized lenses of various thicknesses and grades represent a significant gain in potentially mineable resources.

Holes drilled in the CC-08 Zone, located between the Scout and CC-88 zones, encountered significant mineralization, including 1.3 g Au/t over 15 meters in hole SS-610. This new sector will be the subject of additional work in order to better define the geological context and the continuity of the mineralization.

Condemnation drilling did not identify mineralization under the proposed tailings pond. However, two holes spaced 200 meters apart under the proposed waste dump intersected a new mineralized lens grading 1.2 g Au/t over 9 meters and 1.5 g Au/t over 7.5 meters. Additional work is planned in 2004 to investigate this mineralization.

Mining Concession Application

A mining concession application was filed with the French Government in July 2003. Granting of the mining concession is the first step to filing for construction and mining permits. Public inquiries were successfully completed and the application is now under review by the French authorities in Paris.

QA/QC Program

As part of a quality control program, some of the coarse reject samples are re-submitted to Filab Assay Laboratory in Cayenne. A portion of these are then shipped to Chimitec, an independent laboratory located in Val d'Or, Québec. So far, comparison curves show an excellent correlation between the two laboratories.

A map of drill hole locations is attached to this press release. If you did not receive it, you can download the map with this press release from the Cambior website, www.cambior.com, or you can contact us at the number indicated at the end of this release.

Qualified Person

Mr. François Viens, the qualified person as required under National Instrument 43-101, has reviewed the technical information contained in this press release. Mr. Viens is Vice President, Business Development and Exploration for Cambior.

Cambior Inc. is an international gold producer with operations, development projects and exploration activities through the Americas. Cambior's shares trade on the Toronto (TSX) and American (AMEX) stock exchanges under the symbol "CBJ". Cambior's warrants, "CBJ.WT.C", trade on the TSX.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (the "SEC") permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this press release, such as "mineral resources," that the SEC guidelines strictly prohibit us from including in our filings with the SEC. U.S. investors are urged to consider closely the disclosure in Cambior's Annual Report on Form 40-F. A copy of the 2002 Form 40-F is available to shareholders, free of charge, upon written request addressed to the Investor Relations Department.

Caution Concerning Forward-Looking Statements

This press release contains certain "forward-looking statements", including, but not limited to, the statements regarding drilling and work programs, the continuing development plan and permit applications. Forward-looking statements express, as at the date of this press release, the Company's plans, estimates, forecasts, projections, expectations and beliefs as to future events or results. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements include, but are not limited to, mining industry risks and hazards, risks of delays in obtaining of permits, risks associated with foreign operations and other risks referred to in Cambior's 2002 Annual Information Form filed with the Securities Commissions of all provinces in Canada, and with the United Stated Securities and Exchange Commission, as well as the Toronto Stock Exchange and the American Stock Exchange.

For additional information, please contact:

CAMBIOR INC.
Robert LaVallière
Manager - Investor Relations
Tel. : (450) 677-2699
Fax : (450) 677-3382
E-mail: info@cambior.com
Website: www.cambior.com
PR-2004-06

CAMP CAIMAN PROJECT
Diamond Drill Results - Fourth Quarter of 2003
Mineralized Intercepts

	From	To	Length[1]	Au
Hole Number	(m)	(m)	(m)	(g/t)	Zone	Remarks
CC-406-03 à	No significant results				Tailing ponds	Condemnation
CC-439
CC-440-03	27.5	36.5	9.0	1.2	Waste piles	Condemnation
CC-441-03 à	No significant results				Waste piles	Condemnation
CC-457
CC-458-03	36.5	44.0	7.5	1.5	Waste piles	Condemnation
CC-458-03	95.0	98.0	3.0	0.7	Waste piles	Condemnation
CC-459-03 -	No significant results				Waste piles	Condemnation
CC-460-03
CC-461-03	30.0	36.5	6.5	2.7	CC-08
CC-461-03	53.0	63.0	10.0	0.6	CC-08
CC-461-03	69.0	77.0	8.0	0.9	CC-08
CC-461-03	87.0	98.0	11.0	1.3	CC-08
CC-462-03	6.0	9.0	3.0	0.7	CC-08

SS-585-03	1.5	32.0	30.5	3.0	CC-88
SS-586-03 à	No significant results				CC-88
SS-588-03
SS-589-03	1.5	4.6	3.0	0.8	CC-88
SS-589-03	10.7	13.7	3.0	1.9	CC-88
SS-590-03	1.5	4.6	3.0	1.1	CC-88
SS-591-03	1.5	7.6	6.1	3.0	CC-88
SS-591-03	15.2	18.3	3.0	0.6	CC-88
SS-592-03	1.5	6.1	4.6	1.1	CC-88
SS-593-03	1.5	6.1	4.6	0.9	CC-88
SS-593-03	38.1	41.1	3.0	7.6	CC-88
SS-594-03	No significant results				CC-88
SS-595-03	1.5	4.6	3.0	1.0	CC-88
SS-596-03 à	No significant results				CC-88
SS-598-03
SS-599-03	1.5	4.6	3.0	1.4	CC-88
SS-600-03	No significant results				CC-88
SS-601-03	47.2	50.3	3.0	3.1	CC-88
SS-602-03	4.6	7.6	3.0	0.7	CC-88
SS-602-03	62.5	65.5	3.0	0.5	CC-88
SS-603-03	No significant results				CC-08
SS-604-03	12.2	16.8	4.6	0.6	CC-08
SS-605-03	No significant results				CC-08
SS-606-03	4.6	9.1	4.6	0.5	CC-08
SS-606-03	25.9	29.0	3.0	1.0	CC-08

	From	To	Length[1]	Au
Hole Number	(m)	(m)	(m)	(g/t)	Zone	Remarks
SS-606-03	38.1	41.1	3.0	1.7	CC-08
SS-607-03	29.0	32.0	3.0	0.7	CC-08
SS-608-03	3.0	9.1	6.1	2.6	CC-08
SS-608-03	19.8	32.0	12.2	1.0	CC-08
SS-609-03	32.0	36.6	4.6	0.6	CC-08
SS-610-03	25.9	41.1	15.2	1.3	CC-08
SS-611-03	12.2	15.2	3.0	0.5	CC-08
SS-611-03	21.3	24.4	3.0	0.8	CC-08
SS-611-03	32.0	35.1	3.0	0.6	CC-08
SS-612-03	No significant results				CC-08
SS-613-03	15.2	18.3	3.0	0.6	CC-08
SS-614-03	27.4	30.5	3.0	2.2	CC-08
SS-615-03	10.7	13.7	3.0	0.5	CC-08
SS-615-03	24.4	27.4	3.0	0.8	CC-08
SS-616-03	4.6	19.8	15.2	0.7	CC-08
SS-617-03	No significant results				CC-08
SS-618-03	1.5	4.6	3.0	0.8	CC-08
SS-619-03	4.6	13.7	9.1	0.8	CC-88
SS-620-03	25.9	36.6	10.7	0.9	CC-88
SS-621-03	42.7	45.7	3.0	1.9	CC-88
SS-622-03	32.0	35.1	3.0	0.7	CC-88
SS-623-03	No significant results				CC-88
SS-624-03	No significant results				CC-88
SS-625-03	3.0	6.1	3.0	0.5	CC-88
SS-626-03 à	No significant results				CC-88
SS-629-03
SS-630-03	13.7	19.8	6.1	0.8	CC-08
SS-631-03	42.7	45.7	3.0	0.5	SCOUT
SS-632-03	38.1	41.1	3.0	0.5	SCOUT
SS-633-03	No significant results				SCOUT
SS-634-03		No significant results			SCOUT
SS-635-03	16.8	22.9	6.1	1.6	SCOUT
SS-636-03		No significant results			SCOUT
SS-637-03	15.2	18.3	3.0	0.6	SCOUT
SS-638-03		No significant results			SCOUT
SS-639-03		No significant results			SCOUT
SS-640-03	10.7	18.3	7.6	0.9	SCOUT
SS-640-03	36.6	50.3	13.7	1.0	SCOUT
SS-641-03		No significant results			SCOUT
SS-642-03		No significant results			SCOUT
SS-643-03	13.7	25.9	12.2	0.7	SCOUT
SS-643-03	32.0	35.1	3.0	0.7	SCOUT
SS-644-03	12.2	21.3	9.1	0.9	SCOUT
SS-645-03	4.6	7.6	3.0	0.6	SCOUT

	From	To	Length[1]	Au
Hole Number	(m)	(m)	(m)	(g/t)	Zone	Remarks
SS-645-03	45.7	48.8	3.0	0.6	SCOUT
SS-646-03	56.4	62.5	6.1	0.6	SCOUT
SS-647-03	41.1	45.7	4.6	1.0	SCOUT
SS-648-03	35.1	38.1	3.0	5.1	SCOUT
SS-648-03	50.3	54.9	4.6	1.0	SCOUT
SS-649-03	7.6	10.7	3.0	1.3	SCOUT
SS-649-03	18.3	21.3	3.0	0.5	SCOUT
SS-649-03	56.4	59.4	3.0	1.0	SCOUT
SS-649-03	61.0	64.0	3.0	0.7	SCOUT
SS-650-03	1.5	4.6	3.0	1.1	SCOUT
SS-650-03	13.7	16.8	3.0	0.6	SCOUT
SS-650-03	41.1	44.2	3.0	1.7	SCOUT
SS-651-03	No significant results				SCOUT
SS-652-03	10.7	13.7	3.0	1.3	SCOUT
SS-653-03	53.3	57.9	4.6	1.4	SCOUT
SS-654-03	No significant results				SCOUT
SS-655-03	13.7	16.8	3.0	0.7	SCOUT
SS-656-03	9.1	12.2	3.0	0.5	SCOUT
SS-656-03	29.0	32.0	3.0	1.3	SCOUT
SS-656-03	53.3	56.4	3.0	0.6	SCOUT
SS-657-03	No significant results				SCOUT
SS-658-03	24.4	33.5	9.1	1.6	SCOUT
SS-659-03	No significant results				SCOUT
SS-660-03	6.1	9.1	3.0	0.7	CC-08
SS-660-03	32.0	35.1	3.0	1.0	CC-08
SS-661-03		No significant results			CC-08
SS-662-03	6.1	10.7	4.6	1.9	CC-08
SS-663-03		No significant results			SCOUT
SS-664-03	16.8	19.8	3.0	1.2	SCOUT
SS-664-03	29.0	32.0	3.0	1.0	SCOUT
SS-664-03	44.2	47.2	3.0	1.1	SCOUT
SS-665-03	38.1	41.1	3.0	1.4	SCOUT
SS-665-03	47.2	50.3	3.0	8.3	SCOUT
SS-666-03		No significant results			SCOUT
SS-667-03	9.1	12.2	3.0	1.6	SCOUT
SS-667-03	16.8	33.5	16.8	2.6	SCOUT
SS-667-03	39.6	42.7	3.0	0.6	SCOUT
SS-668-03		No significant results			SCOUT

1 All lengths are reported as core lengths, as the true thickness of new lenses is uncertain at this time. Nevertheless, all drilling was generally done perpendicular to the presumed direction of the mineralized lenses.

Mining Concession Limit
N
665
648
667
CC-08
Zone
591
585
Scout Zone
610
608
CC-88 Zone
Proposed
Tailings
Pond
Proposed
Mill Site
Proposed
Waste
Dump
0
500
1000
mètres
Diamond Drill Holes
Reverse Circulation Drill Holes (RC)
Pit Outlines
Trails
Mining Concession Limit
CAMP CAIMAN
Drilling Program
Fourth Quarter 2003